Exhibit 99

Form 4 Joint Filer Information

Name: Mercury Production Company

Title: N/A

Address: 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104

Designated Filer: Mercury Exploration Company

Issuer and Tickler Symbol: Quicksilver Resources, Inc. (KWK)

Date of Event Requiring Statement: 10/06/06

Signature: MERCURY PRODUCTION COMPANY

__________________________________________

By: Anne Darden Self, President